Exhibit (c)(iv) CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. Strictly Confidential Outreach Update April 20, 2023 Securities offered in the United States are offered through Torreya Capital LLC, Member FINRA/SIPC. 1

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH "[***]". SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Key Updates

Company	Discussion with Mgmt	CDA	Data Room	Comments
[***]	No	Yes (4/18)	No	Signed CDA on 4/18, working to provide data room access and schedule call with management
[***]	Yes (4/17)	Yes (4/20)	Yes (4/20)	Call with management on 4/17. Confirmed interest - they have been watching the product for some time now Executed CDA 4/20, data room access provided. Meeting with Torreya 4/24
[***]	No	No	No	Confirmed interest on 4/14, working to schedule a call with management
[***]	No	Yes (4/14)	Yes (4/14)	CDA signed on 4/14, data room access provided
[***]	No	Yes (4/12)	No	CDA signed 4/12, sent confidential presentation and offered to arrange call with management and provide data room access **Declined 4/19 given the current stage of the investment**
[***]	Yes	No	No	Met with management on 4/13
[***]	No	No	No	Met with Torreya on 4/13. Unlikely given unfamiliarity in Rx to OTC switches, but will continue to evaluate. Torreya also sent GS200-focused presentation
[***]	Yes	Yes	Yes	Met with Torreya on 4/19 – most likely interested in OTC partnership once OTC approval has been obtained. Torreya encouraged them to continue to push forward their diligence in an expedited manner
[***]	No	No	No	Met with Torreya 4/20 – will continue internal diligence / review prior to going under CDA (stated previous interest in the product / indication)
[***]	No	No	No	Met with Torreya on 4/13 – only interested in emerging market rights

2 TORREYA A Stifel Company STIFEL | Healthcare

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. Outreach Status (Strategic) Intro Call, Intro Call, Contacted (45) Medium Priority (10) High Priority (8) Unlikely Under CDA Partnership only Data Room [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] Declined (13) [***] [***] 3

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. Outreach Status (Investor) Acknowledged Receipt, Intro Call with Contacted, Awaiting Will Let Us Know (5) Torreya / Gelesis (5) Response (85) Unlikely Under CDA [***] [***] [***] [***] [***] [***] [***] [***] [***] [***][***] Declined (10) [***] 4

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH "[***]". SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Feedback Received and Upcoming Discussions

[***]

- Call held 3/29 with Torreya
- Confirmed interest on 4/8:

"We're not going to be in a position to purse the financing or a bid against PureTech at this time.

However, we would be happy to continue discussions with Gelesis or PureTech regarding the possibility of partnering with them on the OTC commercialization. The [***] *is digging into the opportunity now and forming a view on the OTC launch.*

Please let us know if there is still an opportunity to explore being the commercialization partner for OTC in the second half of the year or if the PureTech bid puts that on hold."

[***]

- Call held on 4/17 with Torreya and Gelesis
- Sent CDA template on 4/18
- Team is "quite interested in learning more"
- Introduced to the [***]

[***]

- **Followed-up 4/10 with 8-K and update on PureTech offer**
- **CDA signed 4/18**
- Call held 3/24 with Torreya
- More interested in GS200, with metabolic health franchise a strategic area
- Will continue to evaluate to the Plenity opportunity as well, while waiting for materials on GS200 + pipeline

5

TORREYA
A Stifel Company

STIFEL | Healthcare

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. Other Feedback Received [***][***][***] § Call held 3/17 with Torreya§ Met with Torreya§ Call held 3/28 with Torreya § Historically have looked at§ Interested in partnering but§ Interested in Korean OTC as 20-25% of LTM Rx not acquiring the full licensing rights sales company § Would like to know more § Torreya emphasized the about market authorization growth prior to removing and how US/EU approvals promotional efforts could be utilized for Korean authorities 6

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. Reasons for Declines Discussion Company CDA Reason with Torreya 3/29: “Weight loss is certainly an intriguing market, but the capitalization of the company, No No current reimbursement headwinds and future commercial uncertainty puts this outside of [***] our risk profile.” 3/31: “We won’t be able to find a home for this on our end given the nature of the assets and Yes No [***] the size” 4/4: Determined based on a review of the materials that they do not want exposure to the [***] No No weight loss category Yes Yes 4/19: Current stage of investment doesn’t meet their mandate [***] 7

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. Process Timeline Goal of closing financing by mid-Q2 and strategic processes by early Q3 2023 February March April May June July August Week 1 2 3 4 1 2 3 4 1 2 3 4 1 2 3 4 1 2 3 4 1 2 3 4 1 2 3 4 Engagement Letter Materials + Outreach Finalized Initial Outreach CDA Initial Bid + Negotiation Diligence + Data Room Final Agreement + Close Engagement Letter Non-Confidential Presentation(s) Finalized Outreach + CDAs CIM(s) Finalized Mgmt Presentations Initial Bid + Negotiation Diligence + Data Room Final Agreement + Close 8 Strategic Processes Financing

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. Appendix: Valuation Metrics 9

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH "[***]". SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Comparable Companies Analysis

Company	Ticker	Share Price	Market Cap	Cash	Debt	Enterprise Value	LTM Revenue	EV / Revenue
Cara Therapeutics	NasdaqGM:CARA	$4.94	$266	$145	$0	$121	$42	2.9x
Esperion Therapeutics	NasdaqGM:ESPR	$1.54	$118	$167	$504	$455	$75	6.0x
Marinus	NasdaqGM:MRNS	$7.00	$348	$241	$102	$209	$25	8.2x
Xeris	NasdaqGS:XERS	$1.82	$250	$122	$187	$315	$110	2.9x
Vanda	NasdaqGM:VNDA	$6.84	$388	$467	$0	($78)	$254	NMF
HLS	TSX:HLS	$4.78	$155	$21	$96	$230	$61	3.7x
Amarin	NasdaqGM:AMRN	$1.49	$605	$309	$0	$296	$369	0.8x
Intercept	NasdaqGS:ICPT	$13.64	$568	$486	$333	$415	$286	1.5x
Biora	NasdaqGM:BIOR	$2.84	$26	$30	$128	$124	$0	NMF
Medifast	NYSE:MED	$102.49	$1,105	$88	$0	$1,018	$1,599	0.6x
WW	NasdaqGS:WW	$4.37	$308	$190	$1,422	$1,541	$1,041	1.5x
Herbalife	NYSE:HLF	$16.04	$1,584	$508	$2,691	$3,766	$5,204	0.7x
ReShape	NasdaqCM:RSLS	$2.61	$5	$6	$0	($1)	$11	NMF
Gelesis	**NYSE:GLS**	**$0.16**	**$12**	**$7**	**$61**	**$65**	**$26**	**2.5x**

		Market Cap	Cash	Debt	Enterprise Value	LTM Revenue	EV / Revenue
All Companies	**First Quartile**	**$155**	**$88**	**$0**	**$124**	**$42**	**1.0x**
	Median	**$308**	**$167**	**$102**	**$296**	**$110**	**2.2x**
	Mean	**$441**	**$214**	**$420**	**$647**	**$698**	**2.9x**
	Third Quartile	**$578**	**$349**	**$375**	**$595**	**$537**	**3.5x**
Only Weight Loss	**First Quartile**	**$233**	**$67**	**$0**	**$763**	**$783**	**0.7x**
	Median	**$707**	**$139**	**$711**	**$1,279**	**$1,320**	**0.7x**
	Mean	**$751**	**$198**	**$1,028**	**$1,581**	**$1,964**	**0.9x**
	Third Quartile	**$1,225**	**$270**	**$1,739**	**$2,097**	**$2,500**	**1.1x**

Source: S&P Capital IQ as of April 3, 2023

10
TORREYA A Stifel Company
STIFEL | Healthcare

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH "[***]". SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Precedent Transactions Demonstrate Premiums in the Range of 15-50%

							Offer Premium[1]			
Ann. Date	Target	Acquirer	Consideration	LTM Revenue	Transaction Value	Offer Price Per Share[1]	1-Day	30-Day VWAP	52W-Low	52W-High
12/23/2022	Nuvo	Searchlight	Cash	$53	$85	$0.99	101%	87%	170%	(13%)
12/5/2022	Mimi's Rock Corp	FitLife Brands	Cash	$28	$18	$0.13	(3%)	14%	42%	(39%)
11/14/2022	Opiant	Indivior	Cash	$22	$225	$20.00[1]	111%	99%	172%	(47%)
6/23/2022	Radius	Gurnet Point	Cash	$217	$893	$10.00[1]	12%	42%	101%	(57%)
2/14/2022	BioDelivery	Collegium	Cash	$167	$654	$5.60	54%	64%	124%	20%
2/11/2021	Synacor	Centre Lane	Cash	$81	$97	$2.20	13%	24%	178%	5%
12/10/2020	Neos	Aytu	Stock	$57	$82	$0.74	34%	22%	65%	(62%)
10/1/2020	AMAG	Covis Group	Cash	$300	$800	$13.75	46%	41%	212%	2%
8/31/2020[4]	Rosetta Stone	Cambium	Cash	$189	$788	$30.00	88%	80%	239%	(4%)
4/4/2023	**Gelesis[2]**	**PureTech**	**Stock**	**$26**		**$0.21**	**29%[3]**	**6%**	**91%**	**(96%)**

Screen Criteria:

Transaction value less than $1,500mm

LTM revenue greater than $10mm

LTM cash less than $500m

All Companies

	1-Day	30-Day VWAP	52W-Low	52W-High
First Quartile	13%	24%	101%	(47%)
Median	46%	42%	170%	(13%)
Mean	51%	53%	145%	(22%)
Third Quartile	88%	80%	178%	2%

Companies with <$100m LTM Revenue

	1-Day	30-Day VWAP	52W-Low	52W-High
First Quartile	13%	22%	65%	(47%)
Median	34%	24%	170%	(39%)
Mean	51%	49%	126%	(31%)
Third Quartile	101%	87%	172%	(13%)

Source: S&P Capital IQ as of April 3, 2023. Notes: 1. Excludes contingent consideration, where applicable; 2. Based on a proposed offer price of $0.21 per share, as per PureTech's initial NBO dated 4/2/23; 3. The implied 1-day offer premium is based on Gelesis's closing price as of 3/31/23, as noted in PureTech's non-binding offer letter; 4. 30-day VWAP premium and 1-day premium are as of 7/16/20, the date prior to a media report was published speculating about a potential sale process

11 TORREYA A Stifel Company STIFEL Healthcare

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH "[***]". SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Comparable OTC Transactions

Ann. Date	Seller	Buyer	Prodcut(s)	Region	Total Value	LTM Revenue	Transaction Value / LTM Sales
5/27/2021	Akorn	Prestige Consumer	TheraTears + OTC products	WW	$230	$60[1]	3.8x
8/11/2020	Perrigo	Sanofi	Emolium, Iwostin, Loxon	Eastern European	$23	ND	N/A
8/14/2018	Kenilworth	Perrigo	Nasonex nasal spray OTC	WW	$50	$214[2]	0.2x
10/5/2015	Flamel Technologies	Perrigo	LiquiTime	US OTC	$6[3]	N/A	N/A
8/28/2015	GSK	Perrigo	OTC brands	WW	$200	$110	1.8x
2/28/2014	Aspen Global	Perrigo	Herron + other OTC	Australia + NZ	$51	$20	2.6x
8/20/2012	Unilever	ConAgra	Bertolli & P.F. Chang's frozen food	WW	$267	$300	0.9x
8/2/2012	AstraZeneca	Pfizer	Nexium OTC	WW	$250	Non-approved	N/A
3/1/2010	Orion Laboratories	Perrigo	Full company sale	WW	$48	$30	1.6x

First Quartile	**$48**	**$38**	**1.1x**
Median	**$51**	**$85**	**1.7x**
Mean	**$125**	**$122**	**1.8x**
Third Quartile	**$230**	**$188**	**2.4x**

Sources: S&P Capital IQ, company press releases, company filings. Notes: 1. Estimated FY revenue of the acquired products; 2. LTM sales of the prescription version of Nasonex nasal spray, as the OTC version had not yet been approved; 3. Upfront consideration of $6m. Total consideration also included $50m of milestones and mid-single digit royalties

12

TORREYA A Stifel Company

STIFEL | Healthcare

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH "[***]". SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Comparable SPAC Companies Analysis

Company	Trading Date Post-SPAC	Current Share Price	SPAC Share Price	Current Market Cap	SPAC Market Cap	Change in Market Cap
MoonLake Immunotherapeutics	4/6/2022	$20.62	$12.25	$807	NMF	68%
Revelation Biosciences, Inc.	01/11/2022	$1.32	$297.85	$5	$110	(96%)
Pear Therapeutics, Inc.	12/6/2021	$0.23	$10.00	$32	$1,378	(98%)
Better Therapeutics, Inc.	10/29/2021	$0.71	$9.30	$17	$219	(92%)
Renovacor, Inc.	9/3/2021	$1.90[1]	$7.73	$32[1]	$130	(75%)
Ensysce Biosciences, Inc.	7/2/2021	$4.70	$3,480.00	$6	$354	(98%)
Nautilus Biotechnology, Inc.	6/10/2021	$2.75	$11.00	$343	$1,364	(75%)
NRX Pharmaceuticals, Inc.	5/25/2021	$0.62	$23.41	$45	$277	(84%)
Cerevel Therapeutics Holdings, Inc.	10/28/2020	$24.76	$9.88	$3,879	$1,259	208%
Whole Earth Brands, Inc.	6/25/2020	$2.49	$10.10	$105	$388	(73%)
Gelesis	**7/20/2021**	**$0.16**	**$985**	**$12**	**$340**	**(96%)**

	Current Market Cap	SPAC Market Cap	Change in Market Cap
First Quartile	**$9**	**$219**	**(97%)**
Median	**$38**	**$354**	**(88%)**
Mean	**$524**	**$609**	**(44%)**
Third Quartile	**$284**	**$1,259**	**(73%)**

Source: S&P Capital IQ as of April 3, 2023. Note: 1. Renovacor and Rocket Pharmaceuticals announced they had entered into a definitive agreement on 9/20/22. The current price and market cap for Renovacor are thus based on market data as of close on 9/19/22

13 TORREYA A Stifel Company STIFEL | Healthcare

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. Disclaimer These materials were prepared by Torreya Capital LLC (“Torreya”) and Stifel, Nicolaus which are difficult to predict and beyond the control of the Firm, and thus nothing & Company, Incorporated (“Stifel”), (collectively, the “Firm”) and may not be used or herein is intended to be, and should not be construed in any respect as, a statement relied upon or further distributed for any purpose except as agreed in writing by the or guaranty of value. These materials must be considered in their totality. The Firm is Firm. These materials are based on publically available information and confidential not acting in any capacity as a fiduciary of any party. These materials are not intended information. The Firm assumes no responsibility to investigate or verify such to provide a basis for evaluating, and should not be considered a recommendation information and has relied on the completeness and accuracy of such information. To with respect to, any transaction or other matter. These materials are not an offer or the extent such information includes estimates and forecasts of future financial solicitation to trade any securities and are not a commitment by anybody to provide performance or other future developments, the Firm has assumed that such or arrange any financing or trade in any related security. These materials may not estimates and forecasts are reasonable. Any projected financial information is based reflect information known to other professionals of the Firm and its affiliates. The on numerous variables and assumptions that are inherently uncertain, such as Firm and its affiliates provide no legal, accounting or tax advice. Accordingly, any factors related to general economic and competitive conditions and, especially, statements contained herein as to tax matters were neither written nor intended by assumptions regarding the widespread disruption, extraordinary uncertainty and the Firm or its affiliates to be used and cannot be used by any taxpayer for the unusual volatility arising from the effects of the COVID-19 pandemic, including the purpose of avoiding tax penalties that may be imposed on such taxpayer. All persons effect of evolving governmental interventions and non-interventions. No should seek legal, accounting and tax advice based on their particular circumstances representation or warranty, express or implied, is made as to the accuracy or from independent advisors regarding the effect on them of anything described completeness of such information and nothing contained herein is, or shall be relied herein. The Firm or its personnel may make statements or provide advice that is upon as, a representation, whether as to the past, the present or the future. These contrary to the information contained in these materials. materials are necessarily based upon information available to the Firm, including Securities offered in the United States are offered through Torreya financial, bond market, legal, economic, policy and other conditions and Capital LLC, Member FINRA/SIPC. circumstances existing and disclosed to the Firm as of the date hereof, all of which are subject to change. These materials speak as of the date of their preparation, except as otherwise noted. The Firm does not have any obligation to update, bring- down, review or reaffirm these materials. Under no circumstances should the delivery of these materials imply that any information or analyses included would be the same if made as of any other date. Any valuation, projection or other estimate contained herein is only an approximation, subject to uncertainties and contingencies, all of 14